SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$230,340	$198,240
Accounts receivable, net of allowances of $2,458 and $726 as of June 30, 2025 and December 31, 2024, respectively	19,661	23,159
Contract assets and unbilled receivable, net	21,928	26,645
Other current assets	10,093	7,476
Total current assets	282,022	255,520
Restricted cash equivalents, non-current	936	676
Right-of-use assets	4,420	4,692
Property and equipment, net	1,070	1,239
Goodwill	101,210	101,704
Intangible assets, net	159,880	174,943
Deferred tax asset	4	4
Contract assets and unbilled receivable, non-current, net	23,631	12,879
Other non-current assets	6,321	2,296
Total assets	$579,494	$553,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,151	$5,559
Accrued liabilities	18,993	26,291
Operating lease liabilities	2,076	1,898
Finance lease liabilities	38	49
Income tax liability	2,966	2,750
Deferred revenue	23,715	23,876
Other current liabilities	351	7,319
Total current liabilities	58,290	67,742
Operating lease liabilities, net of current portion	2,274	2,403
Deferred revenue, net of current portion	6,132	6,862
Contingent acquisition liabilities	142,113	286,898
Income tax liability, net of current portion	3,082	3,075
Other non-current liabilities	7,844	4,320
Total liabilities	219,735	371,300
Commitments and contingencies

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding, aggregate liquidation preference of $0 and $0 as of June 30, 2025 and December 31, 2024, respectively	—	—
Class A Common Stock, $0.0001 par value; 755,000,000 and 455,000,000 shares authorized as of June 30, 2025 and December 31, 2024, respectively; 373,055,866 and 361,096,457 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	36	35
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,535,408 and 32,535,408 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	1,247,394	1,125,470
Accumulated deficit	(887,852)	(943,060)
Accumulated other comprehensive income	178	205
Total stockholders’ equity	359,759	182,653
Total liabilities and stockholders’ equity	$579,494	$553,953

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$42,683	$13,462	$71,812	$25,056
Operating expenses:
Cost of revenues	26,021	4,980	44,532	9,649
Sales and marketing	15,837	5,655	27,844	11,197
Research and development	25,805	15,738	50,561	30,616
General and administrative	18,230	9,535	36,637	19,802
Change in fair value of contingent acquisition liabilities	31,359	(1,082)	(144,741)	3,080
Amortization of intangible assets	3,482	621	6,933	1,226
Total operating expenses	120,734	35,447	21,766	75,570
Income (loss) from operations	(78,051)	(21,985)	50,046	(50,514)

Other expense, net:
Loss on early extinguishment of debt	—	(15,587)	—	(15,587)
Interest expense	(169)	(4,086)	(404)	(9,750)
Other income, net	4,752	4,974	7,641	6,453
Total other income (expense), net	4,583	(14,699)	7,237	(18,884)
Income (loss) before provision for income taxes	(73,468)	(36,684)	57,283	(69,398)
Provision for income taxes	1,256	638	2,075	933
Net income (loss)	$(74,724)	$(37,322)	$55,208	$(70,331)
Earnings attributable to participating Class A Common Shares	—	—	(297)	—
Cumulative dividends attributable to Series A Preferred Stock	—	(73)	—	(416)
Net income (loss) attributable to SoundHound common shareholders	$(74,724)	$(37,395)	$54,911	$(70,747)

Other comprehensive income (loss):
Unrealized gains (losses) on investments	(33)	(30)	(27)	6
Comprehensive income (loss)	$(74,757)	$(37,425)	$54,884	$(70,741)

Net income (loss) per share:
Basic	$(0.19)	$(0.11)	$0.14	$(0.23)
Diluted	$(0.19)	$(0.11)	$0.13	$(0.23)

Weighted-average common shares outstanding:
Basic	400,124,499	331,830,608	397,026,119	309,213,583
Diluted	402,043,468	331,830,608	414,145,877	309,213,583

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows used in operating activities:
Net income (loss)	$55,208	$(70,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,529	2,750
Stock-based compensation	41,250	14,232
Amortization of debt issuance cost	—	1,524
Loss on disposal of property and equipment	42	—
Non-cash lease amortization	1,388	1,445
Foreign currency gain/loss from remeasurement	(871)	(70)
Change in fair value of contingent acquisition liabilities	(144,741)	3,080
Change in fair value of derivative	(2,179)	—
Loss on early extinguishment of debt	—	15,587
Deferred income taxes	—	(368)
Other, net	1,997	(891)
Changes in operating assets and liabilities:
Accounts receivable, net	2,383	211
Other current assets	(2,696)	(1,426)
Contract assets	(6,314)	(2,267)
Other non-current assets	(1,846)	(842)
Accounts payable	4,567	1,941
Accrued liabilities	(6,210)	(625)
Other current liabilities	(2,481)	—
Operating lease liabilities	(1,359)	(1,720)
Deferred revenue	(891)	(2,523)
Other non-current liabilities	3,542	(147)
Net cash used in operating activities	(43,682)	(40,440)

Cash flows used in investing activities:
Purchases of property and equipment	(354)	(335)
Payment related to acquisition, net of cash acquired	—	(4,453)
Net cash used in investing activities	(354)	(4,788)

Cash flows provided by financing activities:
Proceeds from sales of Class A common stock under the Sales Agreement, Equity Distribution Agreement, and Second Equity Distribution Agreement	75,565	237,639
Proceeds from exercise of stock options and employee stock purchase plan	2,766	10,628
Proceeds from warrants exercised	13	—
Payment of financing costs associated with the Sales Agreement, Equity Distribution Agreement, and Second Equity Distribution Agreement	(1,511)	(5,639)
Payment to settle contingent holdback liabilities from SYNQ3 acquisition	(198)	—
Payments on notes payable	—	(105,540)
Payments on finance leases	(29)	(58)
Net cash provided by financing activities	76,606	137,030
Effects of exchange rate changes on cash	(210)	130
Net change in cash, cash equivalents, and restricted cash equivalents	32,360	91,932
Cash, cash equivalents, and restricted cash equivalents, beginning of period	198,916	109,035
Cash, cash equivalents, and restricted cash equivalents, end of period	$231,276	$200,967

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued
(In thousands)
(Unaudited)

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$230,340	$200,156
Non-current portion of restricted cash equivalents	936	811
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$231,276	$200,967

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$3,541
Cash paid for income taxes	$1,905	$1,274

Noncash investing and financing activities:
Conversion of Series A Preferred Stock to Class A common stock	$—	$14,187
Issuance of Class A Common Stock to settle contingent holdback consideration of SYNQ3 acquisition	$3,922	$—
Deferred offering costs reclassified to additional paid-in capital	$79	$147
Unpaid financing costs in connection with the Equity Distribution Agreement	$—	$522
Property and equipment acquired under accrued liabilities	$—	$92
Fair value of Class A common stock and deferred equity consideration issued to acquire SYNQ3	$—	$9,687
Fair value of contingent earnout consideration to acquire SYNQ3	$—	$1,676
Fair value of contingent holdback consideration to acquire SYNQ3	$—	$427
Fair value of deferred cash consideration under other acquisition	$—	$195
4